Exhibit 99.1

Byline Bancorp, Inc. Reports First Quarter 2025 Financial Results

First quarter net income of $28.2 million, $0.64 diluted earnings per share

Chicago, IL, April 24, 2025 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			First Quarter Highlights (compared to 4Q24 unless specified)
	1Q25	4Q24	1Q24
Financial Results ($ in thousands)				• PTPP ROAA of 2.06%(1), 10th consecutive
Net interest income	$88,216	$88,524	$85,541	quarter greater than 2.00%
Non-interest income	14,864	16,149	15,473
Total revenue(1)	103,080	104,673	101,014	• TBV per common share of $20.91(1), up 4.1%
Non-interest expense (NIE)	56,429	57,431	53,809	LQ, and 14.3% YoY
Pre-tax pre-provision net income (PTPP)(1)	46,651	47,242	47,205
Provision for credit losses	9,179	6,878	6,643	• Credit ratings upgrade by KBRA
Provision for income taxes	9,224	10,044	10,122
Net Income	$28,248	$30,320	$30,440	• Named to Forbes' America's Best Banks 2025

Per Share				• Repurchased 26,000 common shares
Diluted earnings per share (EPS)	$0.64	$0.69	$0.70
Dividends declared per common share	0.10	0.09	0.09	Income Statement
Book value per common share	25.32	24.55	22.88	• NIM expanded six bps to 4.07%
Tangible book value per common share(1)	20.91	20.09	18.29
				• Net interest income of $88.2 million, flat LQ
Balance Sheet & Credit Quality ($ in thousands)
Total deposits	$7,553,308	$7,458,628	$7,350,202	• NIE lower by $1.0 million, or 1.7%
Total loans and leases	7,047,170	6,910,022	6,801,782
Net charge-offs	6,644	7,792	6,211	Balance Sheet
Allowance for credit losses (ACL)	100,420	97,988	102,366	• Total loans and leases grew $137.1 million,
ACL to total loans and leases held for investment	1.43%	1.42%	1.51%	or 8.0%(2)

Select Ratios (annualized where applicable)				• Total deposits grew $94.7 million, or 5.1%(2)
Efficiency ratio(1)	53.66%	53.58%	51.94%
Return on average assets (ROAA)	1.25%	1.31%	1.36%	• Non-performing loans decreased $8.5 million,
Return on average stockholders' equity	10.32%	11.03%	12.26%	or 13.6%
Return on average tangible common equity(1)	12.92%	13.92%	15.88%
Net interest margin (NIM)	4.07%	4.01%	4.00%	• TCE/TA of 9.95%(1), increase of 34 bps
Common equity to total assets	11.80%	11.49%	10.72%
Tangible common equity to tangible assets(1)	9.95%	9.61%	8.76%	• CET 1 of 11.78% up eight bps
Common equity tier 1	11.78%	11.70%	10.59%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "We advanced our strategic priorities in the first quarter, drove solid financial performance, and deepened relationships with commercial customers. On April 1st, we successfully closed our partnership with First Security Bancorp, Inc. and recently completed the core system conversion and integration. We are pleased with the credit ratings upgrade from Kroll, which highlights Byline's financial strength. Our focus remains on executing our strategy of becoming the preeminent commercial bank in Chicago."

Alberto J. Paracchini, President of Byline Bancorp, added, "First quarter results were highlighted by steady earnings and profitability, net interest margin expansion, stable deposit and loan growth, repayment of our term loan, and controlled expenses. As we navigate the current landscape, we believe our continued strong capital position reflects a well-managed balance sheet and strong risk management practices. I want to thank our employees for their continued hard work in serving our customers."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized

Byline Bancorp, Inc.

Credit Ratings Upgrade

On March 18, 2025, Kroll Bond Rating Agency, LLC ("KBRA") upgraded the credit ratings of both Byline Bancorp, Inc. and our subsidiary, Byline Bank. KBRA upgraded Byline Bancorp, Inc.'s senior unsecured debt rating to BBB+, the subordinated debt rating to BBB, and the short-term debt rating to K2. In addition, KBRA upgraded Byline Bank's deposit and senior unsecured debt ratings to A- and the subordinated debt rating to BBB+. KBRA affirmed the short-term deposit and debt ratings of K2 for Byline Bank. KBRA's outlook for Byline's long-term ratings were revised to Stable following the upgrade.

First Security Acquisition

On April 1, 2025, we completed our acquisition of First Security Bancorp, Inc., and its wholly-owned subsidiary, First Security Trust and Savings Bank. The transaction brings Byline's combined total assets to approximately $9.9 billion, with approximately $7.2 billion in loans and approximately $7.8 billion in deposits. The acquisition solidifies Byline as Chicago's preeminent commercial bank, with 46 branches throughout the Chicago and Milwaukee metropolitan areas, based on information as of March 31, 2025.

Board Declares Cash Dividend of $0.10 per Share

On April 22, 2025, the Company's Board of Directors declared a cash dividend of $0.10 per share. The dividend will be paid on May 20, 2025, to stockholders of record of the Company's common stock as of May 6, 2025.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the first quarter of 2025 was $88.2 million, a decrease of $308,000, or 0.3%, from the fourth quarter of 2024. The decrease in net interest income was primarily due to lower interest income due to declining loan yields and two less calendar days, offset by lower interest expense mainly due to lower rates paid on interest-bearing deposits.

Tax-equivalent net interest margin(1) for the first quarter of 2025 was 4.08%, an increase of six basis points compared to the fourth quarter of 2024. Net loan accretion income positively contributed 12 basis points to the net interest margin for both the current and prior quarter.

The average cost of total deposits was 2.30% for the first quarter of 2025, a decrease of 18 basis points compared to the fourth quarter of 2024, mainly as a result of lower rates paid on deposits and a shift in the deposit mix. Average non-interest-bearing demand deposits were 23.4% of average total deposits for the current quarter compared to 23.8% during the prior quarter.

Provision for Credit Losses

The provision for credit losses was $9.2 million for the first quarter of 2025, an increase of $2.3 million compared to $6.9 million for the fourth quarter of 2024, mainly attributed to a larger allowance for government guaranteed collectively assessed loans based on changes in loss rates.

Non-interest Income

Non-interest income for the first quarter of 2025 was $14.9 million, a decrease of $1.3 million, or 8.0%, compared to $16.1 million for the fourth quarter of 2024. The decrease in total non-interest income was primarily due to a decrease in net gains on sales of loans, driven by lower volume and guaranteed balances. Net gains on sales of loans were $4.9 million for the current quarter, a decrease of $2.2 million, or 30.5% compared to the prior quarter. During the first quarter of 2025, we sold $70.2 million of U.S. government guaranteed loans compared to $88.9 million during the fourth quarter of 2024.

Non-interest Expense

Non-interest expense for the first quarter of 2025 was $56.4 million, a decrease of $1.0 million, or 1.7%, compared to $57.4 million for the fourth quarter of 2024. The decrease in non-interest expense was mainly due to a $1.0 million decrease in salaries and employee benefits resulting from a lower day count and lower incentive compensation, a $612,000 decrease in net loss recognized on other real estate owned and other related expenses mainly due to lower real estate taxes, and a $337,000 decrease in other non-interest expenses mainly due to a $946,000 decrease in advertising and promotion expense and decreases in other general expenses, offset by a $767,000 lower gain on sales of leased assets. These decreases were offset by an increase to data processing of $698,000 mainly due to merger-related data processing expenses.

Our efficiency ratio was 53.66%(1) for the first quarter of 2025, compared to 53.58% for the fourth quarter of 2024, an increase of 8 basis points. Our adjusted efficiency ratio was 53.04%(1) for the first quarter of 2025, compared to 53.37%(1) for the fourth quarter of 2024, a decrease of 33 basis points.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Income Taxes

We recorded income tax expense of $9.2 million during the first quarter of 2025, compared to $10.0 million during the fourth quarter of 2024. The effective tax rates were 24.6% and 24.9% for the first quarter of 2025 and fourth quarter of 2024, respectively.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.6 billion as of March 31, 2025, an increase of $88.2 million, or 0.9%, compared to $9.5 billion at December 31, 2024. The increase for the current quarter was mainly due to an increase in securities available-for-sale of $122.4 million primarily from purchases and an increase in net loans and leases of $116.6 million driven by increases to the commercial and industrial loan portfolio. These were offset by a decrease in cash and cash equivalents of $141.8 million, due to purchases of securities and lower balances held with the Federal Reserve Bank.

Asset and Credit Quality

The ACL was $100.4 million as of March 31, 2025, an increase of $2.4 million, or 2.5%, from $98.0 million at December 31, 2024, mainly due to growth in the loan and lease portfolio and higher allowance on commercial and industrial loans. Net charge-offs of loans and leases during the first quarter of 2025 were $6.6 million, or 0.39% of average loans and leases, on an annualized basis. This was a decrease of $1.1 million compared to net charge-offs of $7.8 million, or 0.45% of average loans and leases, during the fourth quarter of 2024. The decrease in charge-offs for the quarter was primarily in the government guaranteed loan portfolio.

Non-performing assets were $59.9 million, or 0.62% of total assets, as of March 31, 2025, a decrease of $7.4 million from $67.2 million, or 0.71% of total assets, at December 31, 2024. The decrease was primarily due to charge-off and resolution of non-performing assets. The government guaranteed portion of non-performing loans included in non-performing assets was $9.4 million at March 31, 2025, compared to $9.9 million at December 31, 2024, a decrease of $438,000.

Deposits and Other Liabilities

Total deposits increased $94.7 million to $7.6 billion at March 31, 2025 compared to $7.5 billion at December 31, 2024. The increase in deposits in the current quarter was mainly due to increases in money market accounts and interest-bearing business checking accounts, both due to deposit shift and new depositors, offset by decreases to time deposits mainly due to decreased brokered time deposits.

Total borrowings and other liabilities were $900.3 million at March 31, 2025, a decrease of $46.1 million from $946.4 million at December 31, 2024. The decrease was primarily driven by decreased Federal Home Loan Bank advances.

Stockholders’ Equity

Total stockholders’ equity was $1.1 billion at March 31, 2025, an increase of $39.6 million, or 3.6%, from December 31, 2024, primarily due to an increase to retained earnings from net income and a decrease in accumulated other comprehensive loss due to a decrease in the unrealized losses on securities available-for-sale. During the first quarter of 2025, we purchased 26,000 shares of our common stock under our share repurchase plan, at an average price of $26.41 per share.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, April 25, 2025, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 400191. A recorded replay can be accessed through May 9, 2025, by dialing (866) 813-9403; passcode: 172708.

A slide presentation relating to our first quarter 2025 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.6 billion in assets and operates 46 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2025	2024	2024
ASSETS
Cash and due from banks	$73,453	$58,759	$58,640
Interest bearing deposits with other banks	347,861	504,379	578,197
Cash and cash equivalents	421,314	563,138	636,837
Equity and other securities, at fair value	10,675	9,865	9,135
Securities available-for-sale, at fair value	1,538,100	1,415,696	1,379,147
Securities held-to-maturity, at amortized cost	—	605	1,156
Restricted stock, at cost	26,311	27,452	22,793
Loans held for sale	21,333	3,200	23,568
Loans and leases:
Loans and leases	7,025,837	6,906,822	6,778,214
Allowance for credit losses - loans and leases	(100,420)	(97,988)	(102,366)
Net loans and leases	6,925,417	6,808,834	6,675,848
Servicing assets, at fair value	19,571	18,952	20,992
Premises and equipment, net	59,568	60,502	64,466
Other real estate owned, net	6,249	5,170	785
Goodwill and other intangible assets, net	196,980	198,098	202,133
Bank-owned life insurance	100,988	100,083	97,748
Deferred tax assets, net	50,703	56,458	53,029
Accrued interest receivable and other assets	207,523	228,476	222,866
Total assets	$9,584,732	$9,496,529	$9,410,503
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,715,599	$1,756,098	$1,851,727
Interest-bearing deposits	5,837,709	5,702,530	5,498,475
Total deposits	7,553,308	7,458,628	7,350,202
Other borrowings	578,244	618,773	721,173
Subordinated notes, net	74,084	74,040	73,909
Junior subordinated debentures issued to capital trusts, net	71,000	70,890	70,567
Accrued expenses and other liabilities	177,018	182,701	185,603
Total liabilities	8,453,654	8,405,032	8,401,454
STOCKHOLDERS’ EQUITY
Common stock	455	455	452
Additional paid-in capital	713,086	717,763	708,844
Retained earnings	557,704	533,901	455,532
Treasury stock	(43,783)	(46,935)	(48,869)
Accumulated other comprehensive loss, net of tax	(96,384)	(113,687)	(106,910)
Total stockholders’ equity	1,131,078	1,091,497	1,009,049
Total liabilities and stockholders’ equity	$9,584,732	$9,496,529	$9,410,503

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands,	March 31,	December 31,	March 31,
except per share data)	2025	2024	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$121,230	$123,702	$123,792
Interest on securities	12,127	11,710	9,734
Other interest and dividend income	1,493	4,191	4,795
Total interest and dividend income	134,850	139,603	138,321
INTEREST EXPENSE
Deposits	42,049	46,725	45,962
Other borrowings	1,835	1,466	3,824
Subordinated notes and debentures	2,750	2,888	2,994
Total interest expense	46,634	51,079	52,780
Net interest income	88,216	88,524	85,541
PROVISION FOR CREDIT LOSSES	9,179	6,878	6,643
Net interest income after provision for credit losses	79,037	81,646	78,898
NON-INTEREST INCOME
Fees and service charges on deposits	2,703	2,648	2,427
Loan servicing revenue	3,043	3,151	3,364
Loan servicing asset revaluation	(1,051)	(1,350)	(703)
ATM and interchange fees	1,034	1,083	1,075
Net realized losses on securities available-for-sale	—	(699)	—
Change in fair value of equity securities, net	811	732	392
Net gains on sales of loans	4,938	7,107	5,533
Wealth management and trust income	1,082	1,110	1,157
Other non-interest income	2,304	2,367	2,228
Total non-interest income	14,864	16,149	15,473
NON-INTEREST EXPENSE
Salaries and employee benefits	36,252	37,281	33,953
Occupancy and equipment expense, net	4,852	4,407	5,284
Loan and lease related expenses	827	660	685
Legal, audit, and other professional fees	3,251	3,358	2,719
Data processing	5,171	4,473	4,145
Net (gain) loss recognized on other real estate owned and other related expenses	42	654	(98)
Other intangible assets amortization expense	1,118	1,345	1,345
Other non-interest expense	4,916	5,253	5,776
Total non-interest expense	56,429	57,431	53,809
INCOME BEFORE PROVISION FOR INCOME TAXES	37,472	40,364	40,562
PROVISION FOR INCOME TAXES	9,224	10,044	10,122
NET INCOME	$28,248	$30,320	$30,440
EARNINGS PER COMMON SHARE
Basic	$0.65	$0.69	$0.70
Diluted	$0.64	$0.69	$0.70

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	March 31,	December 31,	March 31,
and per share data)	2025	2024	2024
Earnings per Common Share
Basic earnings per common share	$0.65	$0.69	$0.70
Diluted earnings per common share	$0.64	$0.69	$0.70
Adjusted diluted earnings per common share(1)(3)	$0.65	$0.69	$0.70
Weighted average common shares outstanding (basic)	43,788,353	43,656,793	43,258,087
Weighted average common shares outstanding (diluted)	44,290,257	44,179,818	43,727,344
Common shares outstanding	44,675,553	44,459,584	44,108,387
Cash dividends per common share	$0.10	$0.09	$0.09
Dividend payout ratio on common stock	15.63%	13.04%	12.86%
Book value per common share	$25.32	$24.55	$22.88
Tangible book value per common share(1)	$20.91	$20.09	$18.29
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.07%	4.01%	4.00%
Net interest margin, fully taxable equivalent (1)(4)	4.08%	4.02%	4.01%
Average cost of deposits	2.30%	2.48%	2.56%
Efficiency ratio(1)(2)	53.66%	53.58%	51.94%
Adjusted efficiency ratio(1)(2)(3)	53.04%	53.37%	51.75%
Non-interest income to total revenues(1)	14.42%	15.43%	15.32%
Non-interest expense to average assets	2.49%	2.48%	2.40%
Adjusted non-interest expense to average assets(1)(3)	2.46%	2.47%	2.39%
Return on average stockholders' equity	10.32%	11.03%	12.26%
Adjusted return on average stockholders' equity(1)(3)	10.50%	11.10%	12.31%
Return on average assets	1.25%	1.31%	1.36%
Adjusted return on average assets(1)(3)	1.27%	1.32%	1.36%
Pre-tax pre-provision return on average assets(1)	2.06%	2.04%	2.10%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.09%	2.05%	2.11%
Return on average tangible common stockholders' equity(1)	12.92%	13.92%	15.88%
Adjusted return on average tangible common stockholders' equity(1)(3)	13.14%	14.02%	15.95%
Non-interest-bearing deposits to total deposits	22.71%	23.54%	25.19%
Loans and leases held for sale and loans and lease held for investment to total deposits	93.30%	92.64%	92.54%
Deposits to total liabilities	89.35%	88.74%	87.49%
Deposits per branch	$164,202	$162,144	$153,129
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.76%	0.90%	1.00%
Total non-performing assets as a percentage of total assets	0.62%	0.71%	0.73%
ACL to total loans and leases held for investment, net before ACL	1.43%	1.42%	1.51%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.39%	0.45%	0.37%
Capital Ratios
Common equity to total assets	11.80%	11.49%	10.72%
Tangible common equity to tangible assets(1)	9.95%	9.61%	8.76%
Leverage ratio	11.98%	11.74%	10.91%
Common equity tier 1 capital ratio	11.78%	11.70%	10.59%
Tier 1 capital ratio	12.80%	12.73%	11.62%
Total capital ratio	14.86%	14.74%	13.66%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on ROU assets.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$134,032	$1,012	3.06%	$272,409	$2,721	3.97%	$339,449	$3,828	4.54%
Loans and leases(1)	6,935,790	121,230	7.09%	6,828,128	123,702	7.21%	6,681,488	123,792	7.45%
Taxable securities	1,560,861	11,745	3.05%	1,529,134	12,318	3.20%	1,422,661	9,822	2.78%
Tax-exempt securities(2)	154,936	1,091	2.86%	155,505	1,092	2.80%	159,984	1,112	2.80%
Total interest-earning assets	$8,785,619	$135,078	6.24%	$8,785,176	$139,833	6.33%	$8,603,582	$138,554	6.48%
Allowance for credit losses - loans and leases	(99,513)			(100,281)			(102,256)
All other assets	500,659			516,740			529,615
TOTAL ASSETS	$9,186,765			$9,201,635			$9,030,941
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$765,919	$3,262	1.73%	$717,222	$3,478	1.93%	$590,406	$2,429	1.65%
Money market accounts	2,606,907	19,618	3.05%	2,480,805	19,951	3.20%	2,237,324	19,660	3.53%
Savings	484,708	126	0.11%	486,262	130	0.11%	531,912	197	0.15%
Time deposits	1,822,305	19,043	4.24%	2,020,225	23,166	4.56%	1,992,357	23,676	4.78%
Total interest-bearing deposits	5,679,839	42,049	3.00%	5,704,514	46,725	3.26%	5,351,999	45,962	3.45%
Other borrowings	338,141	1,835	2.20%	301,959	1,466	1.93%	472,644	3,824	3.25%
Subordinated notes and debentures	145,018	2,750	7.69%	144,853	2,888	7.93%	144,387	2,994	8.34%
Total borrowings	483,159	4,585	3.85%	446,812	4,354	3.88%	617,031	6,818	4.44%
Total interest-bearing liabilities	$6,162,998	$46,634	3.07%	$6,151,326	$51,079	3.30%	$5,969,030	$52,780	3.56%
Non-interest-bearing demand deposits	1,730,340			1,777,273			1,874,322
Other liabilities	183,259			179,011			188,783
Total stockholders’ equity	1,110,168			1,094,025			998,806
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,186,765			$9,201,635			$9,030,941
Net interest spread(3)			3.17%			3.03%			2.92%
Net interest income, fully taxable equivalent		$88,444			$88,754			$85,774
Net interest margin, fully taxable equivalent(2)(4)			4.08%			4.02%			4.01%
Less: Tax-equivalent adjustment		228	0.01%		230	0.01%		233	0.01%
Net interest income		$88,216			$88,524			$85,541
Net interest margin(4)			4.07%			4.01%			4.00%

Net loan accretion impact on margin		$2,595	0.12%		$2,589	0.12%		$4,284	0.20%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	March 31, 2025		December 31, 2024		March 31, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,106,856	30.0%	$2,071,952	30.0%	$1,879,149	27.7%
Residential real estate	528,387	7.5%	513,422	7.4%	488,887	7.2%
Construction, land development, and other land	419,892	6.0%	429,596	6.2%	416,996	6.2%
Commercial and industrial	2,629,358	37.4%	2,509,083	36.3%	2,420,952	35.7%
Installment and other	2,015	0.0%	3,847	0.1%	2,855	0.0%
Leasing financing receivables	718,666	10.2%	715,899	10.4%	691,617	10.2%
Total originated loans and leases	$6,405,174	91.1%	$6,243,799	90.4%	$5,900,456	87.0%
Purchased credit deteriorated loans:
Commercial real estate	$78,425	1.1%	$82,934	1.2%	$117,460	1.7%
Residential real estate	28,353	0.4%	30,515	0.4%	39,535	0.6%
Construction, land development, and other land	—	0.0%	—	0.0%	26,418	0.4%
Commercial and industrial	13,337	0.2%	14,081	0.2%	18,100	0.3%
Installment and other	94	0.0%	105	0.0%	118	0.0%
Total purchased credit deteriorated loans	$120,209	1.7%	$127,635	1.8%	$201,631	3.0%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$186,342	2.7%	$199,531	2.9%	$271,720	4.0%
Residential real estate	170,656	2.4%	182,165	2.6%	204,589	3.0%
Construction, land development, and other land	61,204	0.9%	59,673	0.9%	85,553	1.3%
Commercial and industrial	82,238	1.2%	93,969	1.4%	113,673	1.7%
Installment and other	9	0.0%	14	0.0%	166	0.0%
Leasing financing receivables	5	0.0%	36	0.0%	426	0.0%
Total acquired non-credit-deteriorated loans and leases	$500,454	7.2%	$535,388	7.8%	$676,127	10.0%
Total loans and leases	$7,025,837	100.0%	$6,906,822	100.0%	$6,778,214	100.0%
Allowance for credit losses - loans and leases	(100,420)		(97,988)		(102,366)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,925,417		$6,808,834		$6,675,848

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	March 31,		December 31,		March 31,
(dollars in thousands)	2025		2024		2024
ACL - loans and leases, beginning of period	$97,988		$98,860		$101,686
Provision for credit losses - loans and leases	9,076		6,920		6,891
Net charge-offs - loans and leases	(6,644)		(7,792)		(6,211)
ACL - loans and leases, end of period	$100,420		$97,988		$102,366
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.39%		0.45%		0.37%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.37	x	0.89	x	1.11	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				March 31, 2025
				Change from
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
Non-performing assets:
Non-accrual loans and leases	$53,619	$62,076	$67,899	(13.6)%	(21.0)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$53,619	$62,076	$67,899	(13.6)%	(21.0)%
Other real estate owned	6,249	5,170	785	20.9%	695.8%
Total non-performing assets	$59,868	$67,246	$68,684	(11.0)%	(12.8)%
Total non-performing loans and leases as a percentage of total loans and leases	0.76%	0.90%	1.00%
Total non-performing assets as a percentage of total assets	0.62%	0.71%	0.73%
Allowance for credit losses - loans and leases as a percentage of non-performing loans and leases	187.28%	157.85%	150.76%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$9,424	$9,862	$7,138	(4.4)%	32.0%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$9,424	$9,862	$7,138	(4.4)%	32.0%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.63%	0.76%	0.90%
Total non-performing assets not guaranteed as a percentage of total assets	0.53%	0.60%	0.65%

The following table presents the composition of deposits at the dates indicated:

				March 31, 2025
				Change from
(dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
Non-interest-bearing demand deposits	$1,715,599	$1,756,098	$1,851,727	(2.3)%	(7.4)%
Interest-bearing checking accounts	840,435	767,835	687,142	9.5%	22.3%
Money market demand accounts	2,759,185	2,518,157	2,263,819	9.6%	21.9%
Other savings	483,075	483,650	524,890	(0.1)%	(8.0)%
Time deposits (below $250,000)	1,326,418	1,498,277	1,594,290	(11.5)%	(16.8)%
Time deposits ($250,000 and above)	428,596	434,611	428,334	(1.4)%	0.1%
Total deposits	$7,553,308	$7,458,628	$7,350,202	1.3%	2.8%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common equity, tangible assets, tangible net income available to common stockholders, adjusted tangible net income available to common stockholders, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2025	2024	2024
Net income and earnings per share excluding significant items:
Reported Net Income	$28,248	$30,320	$30,440
Significant items:
Impairment charges on ROU assets	—	—	194
Merger-related expenses	637	218	—
Tax benefit	(134)	(1)	(52)
Adjusted Net Income	$28,751	$30,537	$30,582
Reported Diluted Earnings per Share	$0.64	$0.69	$0.70
Significant items:
Impairment charges on ROU assets	—	—	—
Merger-related expenses	0.01	—	—
Tax benefit	—	—	—
Adjusted Diluted Earnings per Share	$0.65	$0.69	$0.70

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	March 31,	December 31,	March 31,
ratios annualized, where applicable)	2025	2024	2024
Adjusted non-interest expense:
Non-interest expense	$56,429	$57,431	$53,809
Less: Impairment charges on ROU assets	—	—	194
Less: Merger-related expenses	637	218	—
Adjusted non-interest expense	$55,792	$57,213	$53,615
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$55,792	$57,213	$53,615
Less: Amortization of intangible assets	1,118	1,345	1,345
Adjusted non-interest expense excluding amortization of intangible assets	$54,674	$55,868	$52,270
Pre-tax pre-provision net income:
Pre-tax income	$37,472	$40,364	$40,562
Add: Provision for credit losses	9,179	6,878	6,643
Pre-tax pre-provision net income	$46,651	$47,242	$47,205
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$46,651	$47,242	$47,205
Add: Impairment charges on ROU assets	—	—	194
Add: Merger-related expenses	637	218	—
Adjusted pre-tax pre-provision net income	$47,288	$47,460	$47,399
Tax equivalent net interest income:
Net interest income	$88,216	$88,524	$85,541
Add: Tax-equivalent adjustment	228	230	233
Net interest income, fully taxable equivalent	$88,444	$88,754	$85,774
Total revenue:
Net interest income	$88,216	$88,524	$85,541
Add: Non-interest income	14,864	16,149	15,473
Total revenue	$103,080	$104,673	$101,014
Tangible common stockholders' equity:
Total stockholders' equity	$1,131,078	$1,091,497	$1,009,049
Less: Goodwill and other intangibles	196,980	198,098	202,133
Tangible common stockholders' equity	$934,098	$893,399	$806,916
Tangible assets:
Total assets	$9,584,732	$9,496,529	$9,410,503
Less: Goodwill and other intangibles	196,980	198,098	202,133
Tangible assets	$9,387,752	$9,298,431	$9,208,370
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,110,168	$1,094,025	$998,806
Less: Average goodwill and other intangibles	197,514	198,697	202,773
Average tangible common stockholders' equity	$912,654	$895,328	$796,033
Average tangible assets:
Average total assets	$9,186,765	$9,201,635	$9,030,941
Less: Average goodwill and other intangibles	197,514	198,697	202,773
Average tangible assets	$8,989,251	$9,002,938	$8,828,168
Tangible net income available to common stockholders:
Net income available to common stockholders	$28,248	$30,320	$30,440
Add: After-tax intangible asset amortization	826	1,015	986
Tangible net income available to common stockholders	$29,074	$31,335	$31,426
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$29,074	$31,335	$31,426
Add: Impairment charges on ROU assets	—	—	194
Add: Merger-related expenses	637	218	—
Add: Tax benefit on significant items	(134)	(1)	(52)
Adjusted tangible net income available to common stockholders	$29,577	$31,552	$31,568

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	March 31,	December 31,	March 31,
data, ratios annualized, where applicable)	2025	2024	2024
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$46,651	$47,242	$47,205
Average total assets	9,186,765	9,201,635	9,030,941
Pre-tax pre-provision return on average assets	2.06%	2.04%	2.10%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$47,288	$47,460	$47,399
Average total assets	9,186,765	9,201,635	9,030,941
Adjusted pre-tax pre-provision return on average assets	2.09%	2.05%	2.11%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$88,444	$88,754	$85,774
Total average interest-earning assets	8,785,619	8,785,176	8,603,582
Net interest margin, fully taxable equivalent	4.08%	4.02%	4.01%
Non-interest income to total revenues:
Non-interest income	$14,864	$16,149	$15,473
Total revenues	103,080	104,673	101,014
Non-interest income to total revenues	14.42%	15.43%	15.32%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$55,792	$57,213	$53,615
Average total assets	9,186,765	9,201,635	9,030,941
Adjusted non-interest expense to average assets	2.46%	2.47%	2.39%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$54,674	$55,868	$52,270
Total revenues	103,080	104,673	101,014
Adjusted efficiency ratio	53.04%	53.37%	51.75%
Adjusted return on average assets:
Adjusted net income	$28,751	$30,537	$30,582
Average total assets	9,186,765	9,201,635	9,030,941
Adjusted return on average assets	1.27%	1.32%	1.36%
Adjusted return on average stockholders' equity:
Adjusted net income	$28,751	$30,537	$30,582
Average stockholders' equity	1,110,168	1,094,025	998,806
Adjusted return on average stockholders' equity	10.50%	11.10%	12.31%
Tangible common equity to tangible assets:
Tangible common equity	$934,098	$893,399	$806,916
Tangible assets	9,387,752	9,298,431	9,208,370
Tangible common equity to tangible assets	9.95%	9.61%	8.76%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$29,074	$31,335	$31,426
Average tangible common stockholders' equity	912,654	895,328	796,033
Return on average tangible common stockholders' equity	12.92%	13.92%	15.88%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$29,577	$31,552	$31,568
Average tangible common stockholders' equity	912,654	895,328	796,033
Adjusted return on average tangible common stockholders' equity	13.14%	14.02%	15.95%
Tangible book value per share:
Tangible common equity	$934,098	$893,399	$806,916
Common shares outstanding	44,675,553	44,459,584	44,108,387
Tangible book value per share	$20.91	$20.09	$18.29